UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a–12

YieldStreet Prism Fund Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

300 Park Avenue, 15th Floor New York, NY 10022 YieldStreet Prism Fund Inc. Important Notice Regarding the Availability of Proxy Materials Special Meeting of Stockholders to be held on October 19, 2023 For Stockholders of record as of August 1, 2023 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain instructions on how to attend the meeting and VOTE, go to: https://cdn2.yieldstreet.com/pdfs/prism-proxy.pdf. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. The items to be voted on and location of the special meeting are included below. For a convenient way to view proxy materials and obtain instructions on how to attend the meeting and VOTE go to https://cdn2.yieldstreet.com/pdfs/prism-proxy.pdf. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request before October 5, 2023. To order paper materials, please choose one of the following methods to make your request: BY INTERNET: https://cdn2.yieldstreet.com/pdfs/ prism-proxy.pdf BY TELEPHONE: (844) 943-5378 BY E-MAIL:* investments@yieldstreetprismfund ..com * If requesting materials by e-mail, please send an e-mail to the email listed above. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

YieldStreet Prism Fund Inc. Meeting Information Meeting Type: Special Meeting of Stockholders For holders as of: August 1, 2023 Date: Thursday, October 19, 2023 Time: 11:00 AM, Eastern Time Place: Special Meeting to be held live via the Internet – please visit https://event.on24.com/wcc/r/4317798/0D3EC19B907FA85497A8A5C64CD3EC6F for more details. To attend the special meeting online and/or vote your shares during the special meeting online, please register at: https://event.on24.com/wcc/r/4317798/0D3EC19B907FA85497A8A5C64CD3EC6F. SEE BELOW FOR FULL AGENDA YieldStreet Prism Fund Inc. Special Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH OF PROPOSALS 1, 2 AND 3 Proposal 1. The approval of a new sub-advisory agreement between YieldStreet Management, LLC and Prytania Investment Advisors LLP with respect to YieldStreet Prism Fund Inc. (the “Company”). 2. The approval of an amendment to the investment advisory agreement between YieldStreet Management, LLC and the Company that would allow for the Company to bear certain in-house legal expenses incurred by YieldStreet Management, LLC in connection with the operation of the Company. 3a. The election of George D. Riedel to serve as a Director of the Company until his successor is duly elected and qualified. 3b. The election of Ted Yarbrough to serve as a Director of the Company until his successor is duly elected and qualified.